UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

Tristar Acquisition I Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40905	98-1587643
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2870 Peachtree Road NW Suite 509	30305
Atlanta, GA 30305	(Zip Code)

(412) 327-9294 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

As soon as practicable after this Registration Statement is declared effective.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	TRIS.U	New York Stock Exchange
Class A ordinary shares, $0.0001 par value	TRIS	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TRIS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed by Tristar Acquisition I Corp. (the “Company”) in its Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2021 (the “IPO Closing 8-K”), the Company consummated its initial public offering (the “IPO”) on October 13, 2021, resulting in the issuance of an aggregate of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company (a “Public Share”), $0.0001 par value (“Class A Ordinary Shares”), and one-half (1/2) of one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one Class A Ordinary Share at a price of $11.50 per full share. The Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $200,000,000.

Simultaneously with the closing of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 6,775,000 warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, with Tristar Holdings I, LLC, a Cayman Islands limited liability company (the “Sponsor”), pursuant to a Private Placement Warrant Purchase Agreement (the “Private Placement Warrant Purchase Agreements”). The Private Placement generated aggregate gross proceeds of $6,775,000. The Private Placement Warrants are identical to the Public Warrants included in the Units, except as otherwise disclosed in the Company’s registration statement.

A total of $202,000,000, consisting of the entirety of the proceeds received by the Company after deduction for commissions from the IPO and a portion of the proceeds from the sale of the Private Placement Warrants (which amount includes $9,000,000 of deferred underwriting commissions), were placed in a U.S.-based trust account at J.P. Morgan Chase Bank maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes (less up to $100,000 interest to pay dissolution expenses), the funds in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months (or 21 months, as applicable) from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) absent our completing an initial business combination within 18 months (or 21 months, as applicable) from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

An audited balance sheet as of October 18, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Audited Balance Sheet of Tristar Acquisition I Corp. as of October 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTAR ACQUISITION I CORP.

By:	/s/ William Mounger II
Name: Title:	William Mounger II Chief Executive Officer

Date: October 22, 2021